[Letterhead of TDC A/S]




Date:      3 September 2004

To:        Asset Holder PCC No 2 Limited
           re Ashmore Emerging Economy Portfolio ("AEEP")
           c/o Ashmore Investment Management Limited ("Ashmore")
           20 Bedfordbury
           London
           WC2N 4BL
           United Kingdom

Facsimile: 44 207 557 4141

From:      TDC A/S  ("TDC")

Re:        Physically-Settled Common Stock Share Option Transaction


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Dear Sirs

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction").

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This
Confirmation, together with all other documents referring to an ISDA Master Agreement (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement as if we had executed an agreement in such form (but without any Schedule except for the election of English law as the governing law and USD as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

     General Terms:

        Trade Date:                     3 September 2004

        Option Style:                   American

        Option Type:                    Call

        Seller:                         Ashmore

        Buyer:                          TDC

        Shares: Shares of the common stock, par value USD 0.001 per share, of Hungarian Telephone and Cable Corp., a Delaware corporation ("HTCC").

        Number of Options:              241,800

        Strike Price:                   In the event that the Options are
                                        exercised during the portion of the
                                        Exercise Period that:

                                        (i)   commences on the Commencement
                                              Date and ends on the 14th day
                                              after the Commencement Date,
                                              USD5.01 per Share;

                                        (ii)  commences on the 15th day after
                                              the Commencement  Date and ends
                                              on the 28th day after the
                                              Commencement Date, USD5.04 per
                                             Share;

                                        (iii) commences on the 29th day after
                                              the Commencement Date and ends
                                              on the 42nd day after the
                                              Commencement  Date, USD5.08 per
                                              Share; and

                                        (iv)  commences on the 43rd day after
                                              the Commencement Date and ends
                                              on the Expiration Date, USD5.12

        Premium:                        USD 1.00

        Premium Payment Date:           The Trade Date

        Exchange:                       American Stock Exchange

        Related Exchange(s):            Such exchange or quotation system, if
                                        any, as the Calculation Agent considers appropriate

        Knock-in Event:                 Applicable. For the purposes of this
                                        Option Transaction, the Knock-In Event
                                        is the release by the Escrow Agent (as
                                        defined in Exhibit C to the Purchase and Sale Agreement, dated the date hereof, between Citizens Communications Company and AEEP (the "AEEP Purchase and Sale
                                        Agreement")) of (x) new share
                                        certificates to AEEP (as buyer) and (y)
                                        the Purchase Price (as defined in the
                                        AEEP  Purchase and Sale  Agreement) to
                                        the seller thereunder pursuant to the
                                        AEEP Purchase and Sale Agreement.

        Knock-in Determination Day(s):  Any Scheduled Trading Day during the
                                        Exercise Period

     Procedures for Exercise:

        Commencement Date:              The date of the signing of the AEEP
                                        Purchase and Sale Agreement

        Latest Exercise Time:          5:00 p.m. (local time in London, England)

        Expiration Time:               5:00 p.m. (local time in London, England)

        Expiration Date:                60 days after the Commencement Date

        Multiple Exercise:              Not Applicable

        Automatic Exercise:             Not Applicable

        Seller's Telephone
        Number, and Facsimile
        Number and Contact Details
        for purpose of giving
        Notice:                         Stephen Iles/Tim Davis,
                                        Funds Administration Department
                                        Tel:  +44 207 557 4100
                                        Fax:  +44 207 557 4141

     Settlement Terms:

        Physical Settlement:            Applicable

        Settlement Currency:            USD

     Dividends:

        Extraordinary Dividends:        As determined by the Calculation Agent

     Adjustments:

        Method of Adjustment:           Calculation Agent Adjustment

     Extraordinary Events:

     Consequences of Merger Events:

              Share-for-Share:          Calculation Agent Adjustment

              Share-for-Other:          Calculation Agent Adjustment

              Share-for-Combined:       Calculation Agent Adjustment

     Tender Offer: Applicable

     Consequences of Tender Offers:

              Share-for-Share:          Calculation Agent Adjustment

              Share-for-Other:          Calculation Agent Adjustment

              Share-for-Combined:       Calculation Agent Adjustment

     Composition of Combined
     Consideration:                     Not Applicable

     Nationalization, Insolvency or
     Delisting:                         Negotiated Close-Out

     Non-Reliance:                      Applicable

     Agreements and Acknowledgments
     Regarding Hedging Activities:      Applicable

     Additional Acknowledgments:        Applicable

2.   Calculation Agent:                 Party A and Party B. If at any time the
                                        parties  are unable to agree on a
                                        determination within one Business Day of the day on which a determination would, but for such inability, be made, each party agrees to be bound by the determination of an independent leading dealer in shares, mutually selected by the parties, who shall act as the substitute Calculation Agent for the purposes of that determination, with the fees and expenses of such substitute Calculation Agent (if any) to be met equally by the parties.
                                        If the parties are unable to agree on an independent leading dealer to act as substitute Calculation Agent, each party shall select an independent leading dealer and such independent dealers shall agree on an independent third party who shall be deemed to be the substitute Calculation Agent for the purposes of that determination.

3.   Account Details:

     Account for payments to AEEP:      Barings (Guernsey) Limited
                                        Account No: 104547 20230
                                        ABA No: 026001122
                                        CHIPS UID: 0112/177860
                                        Swift Code CNORUS33
                                        For further credit to AEEP 17789

     Account                            for delivery of Shares to
                                        TDC: Certificates
                                        representing the Shares to
                                        be delivered (and held in
                                        escrow to the order of
                                        AEEP by Clifford Chance
                                        until confirmation of the
                                        receipt of payment by
                                        AEEP), in genuine
                                        unaltered form, duly
                                        endorsed in blank or
                                        accompanied by duly
                                        executed stock powers in
                                        blank, with all requisite
                                        stock transfer tax stamps,
                                        if any, attached thereto,
                                        to the offices of:

                                        Clifford Chance
                                        10 Upper Bank Street
                                        Canary Wharf
                                        London  E14 5JJ
                                        United Kingdom
                                        Attn: Gil Michel-Garcia

4.   Offices:

     (a)  The Office of TDC for the Transaction is:

           TDC A/S
           Noerregade 21
           00900 Copenhagen C
           Denmark
           Attn: Thomas Gelting
           Tel no. +45 33 98 80 63
           Fax no. +45 33 99 80 55

           and

     (b)  The Office of AEEP for the Transaction is:

          Barings (Guernsey) Limited
          P.O. Box 71, Trafalgar Court
          Les Banques, St Peter Port
          Guernsey  GY1 3DA
          Attn:   Sarah Brouard
          Telephone: +44 1481 745493
          Facsimile: +44 1481 745058

5.   Governing law: English law

6.   ASHMORE AS AGENT

6.1 All the provisions of this Confirmation (and the related agreement in the form of the 2002 ISDA Master Agreement) apply with AEEP as principal. For the avoidance of doubt, but without limitation, the events set forth in
     Section 5 and 6 of such ISDA Master Agreement apply in relation to AEEP as principal.

6.2  AEEP represents and warrants to TDC that:

     (i) it is duly established under the laws of the jurisdiction of its establishment and, if relevant under such laws, in good standing;

     (ii) Ashmore has the authority to enter into this Confirmation and to execute this Confirmation as agent on behalf of AEEP and to give instructions for settlement of the same utilising assets of AEEP as principal; and

    (iii) Ashmore has been duly appointed and authorised by AEEP as principal to enter into this Confirmation on behalf of, and to bind, AEEP as principal and its assets.

6.3 AEEP warrants and undertakes to TDC that it will, as soon as reasonably practicable, notify TDC if Ashmore's appointment as agent for AEEP as principal is terminated.

7.1 AEEP agrees and covenants to enter into a Stockholders' Agreement, promptly after the Trade Date, substantially in the form attached hereto as Annex I.

7.2 AEEP agrees that TDC may transfer its rights and obligations hereunder to any of its Affiliates, provided however that TDC shall be liable to AEEP for the performance of all of any such Affiliate's obligations hereunder after any such transfer.

7.3 TDC represents and warrants to AEEP that it (A) understands that the Shares have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securites Act"), or under any state securities laws of the United States, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in violation of any applicable securities laws, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning HTCC and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

7.4. TDC represents and warrants to AEEP that it (A) is a sophisticated buyer with respect to the purchase of the Shares, (B) has adequate information concerning the business and financial condition of HTCC to make an informed decision regarding the purchase of the Shares, (C) has independently and without reliance upon AEEP, and based on such information as TDC has deemed appropriate, made its own analysis and decision to enter into this Agreement, (D) understands that the Shares are "restricted securities" (within the meaning of Rule 144 of Securities Act) have not been registered under the Securities Act, and cannot be resold except pursuant to registration under the Securities Act or an exemption from registration; and (E) acknowledges that the certificates representing the Shares shall bear a legend noting their restricted nature.

7.5 AEEP agrees and covenants to use its commercially reasonable endeavours, after the Exercise, to cause TDC to become a party to, and have the benefits and obligations of a Stockholder (as defined in the AEEP Purchase and Sale Agreement) under, the Registration Agreement (as defined in the AEEP Purchase and Sale Agreement).



Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation in the space provided below and returning it to us.

                                 Yours sincerely

                                     TDC A/S

                                      By: ______________________________________

                                      Name:
                                     Title:



Confirmed as of the date first above written:

ASSET HOLDER PCC NO.2 LIMITED
RE ASHMORE EMERGING ECONOMY PORTFOLIO
BY ITS AGENT

ASHMORE INVESTMENT MANAGEMENT LIMITED



By:  _______________________________________

Name:
Title:

                                     ANNEX I


                        [Form of Stockholders Agreement]